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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 10 to the Registration Statement (Form S-3 Nos. 333-113623 and 333-113623-01) and related Prospectus of Northwest Airlines Corporation and Northwest Airlines, Inc. for the registration of $225,000,000 of 7.625% Convertible Senior Notes due 2023 and to the incorporation by reference therein of our reports dated February 25, 2005, with respect to the consolidated financial statements and schedule of Northwest Airlines Corporation, Northwest Airlines Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Northwest Airlines Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
April 24, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM